Consent of Independent Auditors



We consent to the reference to our firm under the captions "Financial Statements" in each of the Prospectuses in Part A and "Financial Statements" in Part B and to the incorporation by reference in Part B of our report dated November 22, 2000 on the financial statements and financial highlights of Principal International Fund, Inc. in this Post-Effective Amendment No. 37 to Form N-1A Registration Statement under the Securities Act of 1933 (Registration No. 2-72337) and related prospectuses of Principal International Fund, Inc.


                                                             ERNST & YOUNG LLP


Des Moines, Iowa
February 23, 2001